Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-181787) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-166775) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(3)	Registration Statement (Form S-3 No. 333-162856) filed on November 4, 2009;

(4)	Registration Statement (Form S-8 No. 333-157486) pertaining to the PolyOne Retirement Savings Plan;

(5)	Registration Statement (Form S-8 No. 333-151057) pertaining to the PolyOne Corporation 2008 Equity and Performance Incentive Plan;

(6)
Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 3 on Form S-8 to Form S-4 pertaining to the Geon Company 1993 Incentive Stock Plan, the Geon Company 1995 Incentive Stock Plan, the Geon Company 1998 Interim Stock Award Plan, the Geon Company 1999 Incentive Stock Plan, the PolyOne Corporation Deferred Compensation Plan for Non-Employee Directors and the M.A. Hanna Company Long-Term Incentive Plan;

(7)	Registration Statement (Form S-8 No. 333-141029) pertaining to the PolyOne Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust;

(8)	Registration Statement (Form S-8 No. 333-141028) pertaining to the M.A. Hanna Company Long-Term Incentive Plan;

(9)	Registration Statement (Form S-8 No. 333-128283) pertaining to the 2005 Equity and Performance Incentive Plan; and
of our report dated May 3, 2011, with respect to the balance sheets of the SunBelt Chlor Alkali Partnership as of February 28, 2011 and December 31, 2010 and the statements of income and cash flows for the two months ended February 28, 2011 and for the years ended December 31, 2010 and 2009 included in the Annual Report (Form 10-K) of PolyOne Corporation for the year ended December 31, 2011, incorporated by reference and included as Exhibit 99.1 in this Annual Report (Form 10-K) of PolyOne Corporation for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Cleveland, Ohio
February 12, 2013